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Exhibit 2.4

AMENDMENT NO. 3

        AMENDMENT NO. 3 (this "Amendment"), dated as of January 9, 2018, to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended by that Amendment No. 1, dated as of November 15, 2017, Amendment No. 2, dated as of December 27, 2017, and as further amended, restated or otherwise modified from time to time, the "Agreement"), by and among IEA Energy Services LLC, a Delaware limited liability company, M III Acquisition Corp., a Delaware corporation (the "Buyer"), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer, Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (the "Seller"), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC, a Delaware limited liability company, and M III Sponsor I LP, a Delaware limited partnership. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

WITNESSETH:

        WHEREAS, pursuant to and in accordance with Section 12.2 of the Agreement, the parties wish to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

        Section 1.    Amendment of Section 1.1 of the Agreement.    Section 1.1 of the Agreement is hereby amended by inserting the following words in the place immediately following the definition of "2017 Audited Financial Statements" and immediately preceding the definition of "2018 EBITDA":

          "2017 EBITDA Roll-Forward Amount" means the amount, if any, by which adjusted EBITDA for the Company and the Company Subsidiaries for the year ended December 31, 2017 (determined from the Company's audited financial statements as of and for the year ended as of December 31, 2017 and calculated consistent with the calculation of Pro Forma Adjusted EBITDA for the nine-month period ended September 30, 2017 set forth on Section 10.1(f)(y) of the Company Disclosure Schedules) is less than $52,700,000.

        Section 2.    Amendment of Section 3.6(f) of the Agreement.    Section 3.6(f) of the Agreement is hereby amended by deleting each instance of the dollar amount "$65,000,000" and replacing each such instance with the following: "the sum of $65,000,000 plus the 2017 EBITDA Roll-Forward Amount".

        Section 3.    No Other Change.    Except as expressly modified by this Amendment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Agreement.

        Section 4.    Miscellaneous.    The "Miscellaneous" provisions set forth in Article 12 of the Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that for purposes of Section 12.3, and for all other purposes, each reference to the Agreement shall refer to the Agreement as amended by this Amendment.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

IEA ENERGY SERVICES LLC
By:	/s/ DAVID BOSTWICK
	Name:	David Bostwick
	Title:	Secretary
INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC
By:	/s/ DAVID BOSTWICK
	Name:	David Bostwick
	Title:	Secretary
OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.
By:	Oaktree Fund GP, LLC
Its:	General Partner
By:	Oaktree Fund GP I, L.P.
Its:	Managing Member
By:	/s/ PETER JONNA
	Name:	Peter Jonna
	Title:	Authorized Signatory
By:	/s/ IAN SCHAPIRO
	Name:	Ian Schapiro
	Title:	Authorized Signatory

[Signature Page to Amendment 3 to Agreement and Plan of Merger]

M III ACQUISITION CORP.
By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer
WIND MERGER SUB I, INC.
By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer
WIND MERGER SUB II, LLC
By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer
M III SPONSOR I LLC,
By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Managing Member
M III SPONSOR I LP
By:	M III Acquisition Partners I Corp., the general partner
By:	/s/ MOHSIN Y. MEGHJI
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

[Signature Page to Amendment 3 to Agreement and Plan of Merger]

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  Exhibit 2.4
AMENDMENT NO. 3
WITNESSETH